UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia 24112	(276) 632-0459
(Address of principal executive offices)(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ❒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ❒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ❒      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ❒      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2009, Hooker Furniture Corporation (the “Company”) announced that it had reached an agreement in principle on October 22, 2009 with Sekar Sundararajan, the Company’s Executive Vice President of – Operations, regarding his departure. Mr. Sundararajan will leave the Company effective November 30, 2009, and he plans to return to private consulting.

Under the separation agreement:

●	Mr. Sundararajan will receive a continuation of his base salary for a period of two (2) months after his departure, for an aggregate of $41,666.66; and

●
The Company will waive continued service vesting requirements through January 31, 2010 under Mr. Sundararajan’s deferred bonus agreement.  As a result, Mr. Sundararajan will receive the following payments under the terms of the deferred bonus agreement:

● $50,000 on January 31, 2010; and

● $33,334 on January 30, 2011.

The agreement will also contain a customary release by Mr. Sundararajan and other customary terms and provisions.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description

99.1 Press Release dated October 26, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: October 27, 2009	By:	/s/ Edwin L. Ryder
Edwin L. Ryder
Executive Vice President – Finance and Administration